RIGHT OF FIRST REVIEW AGREEMENT FOR

ORBIT ACQUISITION CORP.

[            ], 2008

Orbit Acquisition Corp.

623 Fifth Avenue, 19th Floor

New York, NY 10022

Re: Initial Public Offering of Orbit Acquisition Corp.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Orbit Acquisition Corp., a Delaware corporation (the “Company”), and JPMorgan Securities Inc., as representative of the underwriters named therein (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (the “Warrants”). Certain capitalized terms used herein are defined in paragraph 3 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. From the effective date of the Registration Statement on Form S-1 (File No. 333-149404) filed by the Company in connection with the IPO (the “Registration Statement”) until the earlier of (i) the consummation of an Initial Business Combination, (ii) the Company’s liquidation or (iii) such time the undersigned ceases to be [a stockholder] [an executive officer]of the Company (the “Right of First Review Period”), the Company shall have the right of first review (the “Right of First Review”) with respect to any business combination opportunity involving the potential acquisition of a controlling interest (meaning more than 50% of the voting securities of the target company) in a company that is not publicly traded on a stock exchange or over-the-counter market and that has an enterprise value in excess of $200 million. During the Right of First Review Period, the undersigned (a) will first offer, and will cause such companies or other entities under [its] [his] management or control to first offer (subject to any pre-existing fiduciary obligations the undersigned may have), any such business combination opportunity to the Company and (b) will not, and will cause each company or other entity under [its] [his] management or control not to, pursue such business combination opportunity unless and until the independent directors of the Company’s board of directors have determined for any reason that the Company will not pursue such opportunity.

2. The undersigned has the full right, power and authority, without violating any agreement by which [it] [he] is bound, to enter into this letter agreement.

3. As used herein, (i) “Initial Business Combination” shall mean the consummation by the Company of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses; (ii) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO; and (iii) “Public Stockholders” shall mean purchasers of the IPO Shares or Common Stock in the secondary market, including any of the Company’s officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire the IPO Shares or Common Stock in the secondary market.

4. Nothing in this letter agreement shall be interpreted to restrict the undersigned in the scope of [its] [his] business or in the performance of any services (whether now offered or undertaken in the future) even if [its] [his] activities could give rise to conflicts of interest which would be subject to the Right of First Review; provided that such business or performance of services are not in violation of the Right of First Review.

5. The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

6. This letter agreement shall be binding on the undersigned and [its] [his] successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) 24 months from the effective date of the Registration Statement (or up to 30 months from the effective date of the Registration Statement, upon stockholder approval of an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the period within which the Company must consummate its Initial Business Combination, in the event the Company has entered into a definitive agreement for, but has not yet consummated, an Initial Business Combination); provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination.

7. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

8. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above.

[ ]
By:
[Name:]
[Title:]

ACCEPTED AND AGREED:

ORBIT ACQUISITION CORP.
By:
Garry N. Hubbard
Chief Executive Officer and President

Signature page to Right of First Review Agreement